UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 26, 2005

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
The Company announced that Ted Knopf, 54, has been appointed Senior Vice President of Finance and Corporate Controller effective April 26, 2005. Mr. Knopf is replacing Greg Moore who is retiring from the Company after more than 21 years of outstanding service to the Company and shareholders.
Mr. Knopf has over 28 years of finance and accounting experience. He has been with the Company for the past eight years serving in various finance roles. From September 2001 until April 2005, Mr. Knopf served as Vice President of Corporate Planning and Strategy. From July 2000 until August 2001, he served as Chief Financial Officer for Yum Restaurant Services Group, Inc. (“YRSG”), a subsidiary of the Company. From October 1997 until June 2000, Mr. Knopf served as Controller of YRSG. Mr. Knopf does not have an employment agreement with the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: April 26, 2005	/s/ Matthew M. Preston Vice President and Associate General Counsel